Exhibit 99.6
                                    Peoples
                                  Bancorp, Inc
                                     (Logo)

                                  STOCK CENTER
                            134 Franklin Corner Road
                            Lawrenceville, NJ 08648
                                 1-888-844-7205

                         (Proposed Holding Company for
                           Trenton Savings Bank FSB)

STOCK ORDER FORM & CERTIFICATION FORM Note: Please read the Stock Order Form Guide and Instructions included in the packet of information before completion.

DEADLINE The Subscription Offering expires at 12:00 Noon, New Jersey time,___, 1998. Your Original Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the Stock Center or a branch of Trenton Savings Bank FSB by this deadline, or it will be considered void. No photocopied or faxed Order Forms will be accepted.

NUMBER OF SHARES / AMOUNT OF PAYMENT

(1) NUMBER OF SHARES OF PEOPLES
    BANCORP, INC. CURRENTLY OWNED         (2) Number of Shares     Price per Share       (3) Total Amount Due
                                                                   X   $10.00    =        $
                                                (Minimum 25)

The minimum number of shares for which you may subscribe is 25. For persons who do not currently own shares of Peoples Bancorp, Inc., the maximum purchase limitations are as follows: (i) the maximum number of shares that any person (or persons on a single account) may purchase in the Offering is ___ shares of Common Stock, and (ii) the maximum number of shares that any person together with any associate or group of persons acting in concert may purchase in the Offering is ___ shares of Common Stock. For persons who currently own shares of Peoples Bancorp, Inc., the share and share purchase limitations are reduced by the product of the final Exchange Ratio and the number of shares of Peoples Bancorp, Inc. currently owned by the person or persons submitting this Order Form (as indicated in Item 1). The total number of shares to be sold is based on a valuation that is subject to review prior to filling individual stock orders.

METHOD OF PAYMENT

(4) Enclosed is a check, bank draft or money order payable to PEOPLES BANCORP, INC. for $____________________ (or cash, if presented in person).

(5) I authorize TRENTON SAVINGS BANK FSB make the withdrawals from my Harbor Federal account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

PURCHASER INFORMATION

(6) Check here if you are a DIRECTOR, OFFICER or EMPLOYEE of Trenton Savings Bank FSB or a member of such person's immediate family.

     Check here if you were a depositor with at least $50.00 on deposit at the Eligibility Record Date (August 31, 1996) and/or the Suplemental Eligibility Record Date (December 31, 1997) and/or a depositor or borrrower on the Voting Record Date (February 6, 1997). List all the names on the account(s) and all the account numbers(s) of those accounts you had at these dates to ensure proper identification of your purchase rights. Confirm account(s) by initialing here________________.

                    ACCOUNT NUMBER(S)                  AMOUNT(S)
                                                       $
                    Total Withdrawal                   $

THERE IS NO PENALTY FOR EARLY WITHDRAWALS USED FOR THIS PAYMENT. TO WITHDRAW FROM AN ACCOUNT WITH CHECKING PRIVILEGES, PLEASE WRITE A CHECK.

          ACCOUNT TITLE (NAMES ON ACCOUNTS)         ACCOUNT NUMBER

If additional  space is needed,  please use the back side of this form.

(7)  STOCK REGISTRATION Form of stock ownership

\ \  Individual            \ \   Uniform Transfer to Minors \ \  Partnership
\ \  Joint Tenants (WROS)  \ \   Uniform Gift to Minors     \ \  Individual Retirement Account
\ \  Tenants in Common     \ \   Corporation                \ \  Fiduciary/Trust (Under Agreement Dated ____________)

(8)  Name                                            Social Security or Tax I.D.
     Name                                            Daytime Telephone
     Street Address                                  Evening Telephone
     City             State           Zip Code       County of Residence

(9) NASD AFFILIATION (This section applies to those individuals who meet the delineated criteria)

     Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to FreeRiding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

(10) ASSOCIATE--ACTING IN CONCERT

     Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated , 1998 and the provisions therein and understand that I may not change or revoke my order once it is received by Peoples Bancorp, Inc. I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Trenton Savings Bank FSB will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

(11) SIGNATURE

     THIS FORM MUST BE DATED AND SIGNED IN THE SPACE PROVIDED (ALONG WITH YOUR DATED AND SIGNED CERTIFICATION FORM ON THE REVERSE SIDE). When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

SIGNATURE                Title (if applicable)                       Date
SIGNATURE                Title (if applicable)                       Date

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED. If you need help completing this Form, you may call the Stock Information Center at 1-(888) 844-7205.

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND, OR GOVERNMENTAL AGENCY.

FOR OFFICE USE ONLY
Date Rec'd ____/____/____ Check # _________________  Amount  $ _________________
     Category _______     Order # _________          Batch _______ Initials ____

BE SURE TO COMPLETE AND SIGN THE CERTIFICATION FORM ON THE REVERSE SIDE.

                                    Peoples
                                  Bancorp, Inc
                                     (Logo)

ITEM (6) -- (CONTINUED)
ACCOUNT TITLE (NAMES ON ACCOUNTS)               ACCOUNT NUMBER(S)
ACCOUNT TITLE (NAMES ON ACCOUNTS)               ACCOUNT NUMBER(S)

ITEM (10) -- (CONTINUED)
List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.

 NAMES LISTED ON OTHER                 NUMBER OF SHARES ORDERED
   STOCK ORDER FORMS

The term "associate," when used to indicate a relationship with any person, is defined to mean (i) a corporation or organization (other than the Mutual Holding Company or Bancorp, a majority-owned subsidiary of Bancorp or the Bank) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax qualified employee stock benefit plan of the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Bancorp or the Bank or any of the subsidiaries of the foregoing.

                               CERTIFICATION FORM

      (This form must be dated and signed along with your dated and signed
                     Stock Order Form on the reverse side.)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE ("COMMON STOCK"), OF PEOPLESBANCORP, INC. ("COmpany"), THE PROPOSED HOLDING COMPANY FOR TRENTON SAVINGS BANK FSB ("THEBANK"), ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY THE COmpany, THE BANK OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision's Northeast Regional Director, Robert Albanese at (201) 413-1000.

I further certify that, before purchasing the shares of Common Stock of the Company, I received a copy of the Prospectus dated _____ , 1998 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 19 of the Prospectus:

1.   Low Return of equity Following the Conversion ......................(Page )
2.   Uncertaintly as to Future Growth  Opportunities and Ability to Successfully
     Deploy Offering Proceds ............................................(Page )
3.   Independent Valuation of the Company and its Impact on the Trading Price of
     Common Stocks ......................................................(Page )
4.   Absence of Securities Gains ........................................(Page )
5.   Possible Increase in Offering Range and Number of Shares Issued ....(Page )
6.   Potential  Effects of Charges in Interest  Rates and the  Current  Interest
     Rate Environment ...................................................(Page )
7.   Risks Related to Increasing Portfolio of Higher Yielding Loans .....(Page )
8.   Certain Anti-Takeover Provisions ...................................(Page )
9.   Possible Dilutive Effect of Issujoance of Additional Shares ........(Page )
10.  Higher Compensation Expenses in Future Periods .....................(Page )
11.  Regulatory Oversight and Legislation ...............................(Page )
12.  Capability of the Bank's Data  Processing  Hardware to Accommodate the Year
     2000 ...............................................................(Page )

Signature            Date              Signature            Date

Name (Please Print)                    Name (Please Print)

(NOTE: ALL PARTIES NAMED AS REGISTERED OWNERS IN ITEM 8 ON THE REVERSE SIDE MUST SIGN CERTIFICATION FORM)

                                       2